UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vanguard Natural Resources, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	61-1521161 (IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, TX 77063
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                                                                                                                 Name of each exchange on which
to be so registered                                                                                                                                                                        each class is to be registered

Common units representing limited liability company interests                                                                                                                                                             New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-142363 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Vanguard Natural Resource, LLC, a Delaware limited liability company (the “Registrant”), is contained in the sections entitled “The Limited Liability Company Agreement,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Units” and “Material Tax Consequences” in the prospectus filed by the Registrant on October 24, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-142363), initially filed with the Securities and Exchange Commission on April 25, 2007. Such prospectus, in the form in which it is so filed, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1
Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-142363), initially filed with the Securities and Exchange Commission on April 25, 2007 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3
Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007).

4	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.1(a) of the Registrant’s Current Report on Form 8-K, dated November 2, 2007).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                VANGUARD NATURAL RESOURCES, LLC

                                                                By:/s/ Scott W. Smith
                                                                Name:Scott W. Smith
                                                                Title:President, Chief Executive Officer and Director

                                                                        Date: May 6, 2009

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INDEX TO EXHIBITS

Exhibit No.	Description

1
Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-142363), initially filed with the Securities and Exchange Commission on April 25, 2007 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3
Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007).

4	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.1(a) of the Registrant’s Current Report on Form 8-K, dated November 2, 2007).

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